Exhibit 99.1

Text of Nasdaq Letter to SGRP

August 1, 2022

Mr. Michael R. Matacunas

Chief Executive Officer

SPAR Group, Inc.

1910 Opdyke Court

Auburn Hills, MI 48326

Re: SPAR Group, Inc. (the “Company”) Nasdaq Symbol: SGRP

Dear Mr. Matacunas:

On July 7, 2022, Staff notified the Company that it did not comply with the audit committee requirements for continued listing on The Nasdaq Capital Market set forth in Listing Rule 5605(c)(2) (the “Rule”).

Based on the information regarding the appointment of Mr. Peter Brown to the Company’s audit committee, as detailed in your email dated July 31, 2022, Staff has determined that the Company complies with the Rule, and this matter is now closed.